                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                            -----------------------


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                                 MAY 14, 1998


                           LITTLE SWITZERLAND, INC.
                ------------------------------------------------
               (Exact name of registrant as specified in charter)


          DELAWARE                       0-19369                66-0476514
----------------------------    -----------------------     ------------------
(State or other jurisdiction   (Commission file number)        (IRS employer
      of incorporation)                                     identification no.)


         161-B CROWN BAY CRUISE SHIP PORT, ST. THOMAS, U.S.V.I.  00802
         -------------------------------------------------------------
            (Address of principal executive offices)     (Zip code)


      Registrant's telephone number, including area code: (809) 776-2010
                                                          --------------
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Item 5 - Other Events
---------------------

     Little Switzerland, Inc. (the "Company") announced on May 14, 1998 that Destination Retail Holdings Corporation ("DRHC") has requested an extension of the deadline by which the Agreement and Plan of Merger, dated as of February 4, 1998, by and among the Company, DRHC and certain of its subsidiaries (the "Merger Agreement"), contemplates that DRHC deposit the merger consideration to that date which is ninety (90) days from the execution of an appropriate extension letter. DRHC also confirmed that it is continuing to work with Donaldson, Lufkin & Jenrette, Inc. to obtain the financing necessary to consummate the merger with the Company.

     The Company has requested additional information from Destination regarding the status and timing of Destination's financing, and is currently engaged in discussions with Destination regarding these issues. Upon receipt of such information and completion of these discussions, the Board of Directors of the Company will review and analyze the alternatives available to the Company. As previously announced, the Company believes that all of the conditions to the merger have been satisfied, and remains prepared to close the merger at this time. Pursuant to the terms of the Merger Agreement, the parties are contractually obligated to effect the merger as soon as practicable following the satisfaction of all conditions.


Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     (c)  Exhibits

     Exhibit 99.1 - Press Release of Little Switzerland, Inc., dated May 14,
                    1998.

     Exhibit 99.2 - Correspondence from Destination Retail Holdings Corporation to Little Switzerland, Inc., dated May 14, 1998.

                                       2
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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              LITTLE SWITZERLAND, INC.



Date: May 14, 1998            By: /s/ John E. Toler, Jr.
                                 -----------------------
                                 John E. Toler, Jr.
                                 Chief Executive Officer

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                                 EXHIBIT INDEX

   Exhibit No.      Description
   -----------      -----------

   Exhibit 99.1 -   Press Release of Little Switzerland, Inc., dated May 14,
                    1998.

   Exhibit 99.2 -   Correspondence from Destination Retail Holdings Corporation to Little Switzerland, Inc., dated May 14, 1998.